Schedule A
                                     to the
                          Investment Advisory Agreement
                                     between
                         The Advisors' Inner Circle Fund
                                       and
                         Rice, Hall, James & Associates
                                       and
                              Amended July 31, 2004

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:


PORTFOLIO                                             FEE
---------                                             ---

Rice, Hall, James Micro Cap Portfolio        0.75%
Institutional Class
Rice, Hall, James Small/Mid Cap Portfolio    0.80%
Institutional Class
Rice, Hall, James Mid Cap Portfolio          0.90% assets below $250 million
Investor Class                               0.80% assets above $250 million and
                                             below $500 million
                                             0.70% assets above $500 million